Exhibit 5.1

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

July 15, 2024

nVent Electric plc The Mille, 1000 Great West Road, 8th Floor (East) London, TW8 9DW United Kingdom nVent Finance S.à r.l. 26, boulevard Royal L-2449 Luxembourg Grand Duchy of Luxembourg

Ladies and Gentlemen:

We have acted as counsel for nVent Finance S.à r.l., a Luxembourg private limited liability company (“nVent Finance”), and nVent Electric plc, an Irish public limited company (“nVent” and, together with nVent Finance, the “Companies”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of an indeterminate amount of: (i) senior debt securities of nVent Finance (the “Debt Securities”); (ii) contracts for the purchase of debt or equity securities of nVent Finance, nVent or third parties (the “Purchase Contracts”); (iii) warrants for the purchase of debt or equity securities of nVent Finance, nVent or third parties (the “Warrants”); (iv) units consisting of one or more debt securities or other securities (the “Units”); (v) depositary shares (the “Depositary Shares”) representing factional interests in preferred shares of nVent (the “Preferred Shares”); and (vi) guarantees by nVent of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the Purchase Contracts, the Warrants, the Units, and the Depositary Shares, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Companies in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture, dated as March 26, 2018, among nVent Finance, nVent and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, for the issuance of Debt Securities (the “Indenture”); and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO Salt lake city SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

nVent Electric plc

nVent Finance S.à r.l.

July 15, 2024

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any supplemental indenture to the Indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) all corporate or other action required to be taken by nVent Finance or nVent to duly authorize each proposed issuance of Securities and any related documentation shall have been duly completed and shall remain in full force and effect; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by nVent Finance or nVent and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) the deposit agreement, to be entered into between the Company and the depositary named therein (the “Depositary”) and from which the Depositary Shares will be issued (the “Depositary Agreement”), will be duly authorized, executed and delivered in substantially the form reviewed by us.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.            All requisite action necessary to make any Debt Securities valid, legal and binding obligations of nVent and any Guarantees valid, legal and binding obligations of nVent, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The terms of such Debt Securities and Guarantees and of their issuance and sale have been established in conformity with the Indenture;

nVent Electric plc

nVent Finance S.à r.l.

July 15, 2024

b.             Such Debt Securities and Guarantees have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

c.             Such Debt Securities and Guarantees have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.            All requisite action necessary to make any Purchase Contracts valid, legal and binding obligations of nVent Finance or nVent, as applicable, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The terms of such Purchase Contracts and of their issuance and sale have been established in conformity with the applicable purchase contract agreement;

b.             Such Purchase Contracts have been duly executed and delivered in accordance with their respective terms and provisions; and

c.             Such Purchase Contracts have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.            All requisite action necessary to make any Warrants valid, legal and binding obligations of nVent Finance or nVent, as applicable, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The terms of such Warrants and of their issuance and sale have been established in conformity with the applicable warrant agreement;

b.             Any such warrant agreements have been duly executed and delivered;

c.             Such Warrants have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

d.             Such Warrants have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

nVent Electric plc

nVent Finance S.à r.l.

July 15, 2024

4.            All requisite action necessary to make any Units valid, legal and binding obligations of nVent Finance, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The terms of such Units and of their issuance and sale have been established in conformity with the applicable unit agreement;

b.             Such Units have been duly executed and delivered in accordance with their respective terms and provisions; and

c.             Such Units have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5.            All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of nVent, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The nVent board of directors, or a committee thereof duly authorized by the board of directors, shall have adopted appropriate resolutions to establish the voting power, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the Preferred Shares underlying the Depositary Shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Shares, and to authorize the issuance of such Preferred Shares;

b.             The nVent board of directors, or a committee thereof or one or more officers of nVent, in each case duly authorized by the nVent board of directors, shall have taken action to approve and establish the terms of the Depositary Agreement and such Depositary Agreement shall have been duly executed and delivered;

c.             The Preferred Shares underlying the Depositary Shares shall have been duly issued and delivered to the Depositary;

nVent Electric plc

nVent Finance S.à r.l.

July 15, 2024

d.             The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon nVent and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over nVent;

e.            Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the depositary agreement and their respective terms and provisions; and

f.            Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP